Exhibit 4.02

CLASS B COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF THE STATE OF INDIANA SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP XXXXXX XX X THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS B COMMON STOCK OF NBHSA INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properlyCOMMON endorsed. The holder hereof, by accepting this certificate, expressly assents to and is bound by all provisions of the Articles of Incorporation, and by the By-Laws of the Corporation, and all amendments thereto, respectively from time to time to all of which reference is hereby made with the same force and effect as if the same were herein set forth in full. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the seal of the Corporation and the signatures of its duly authorized officers. Dated: COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE CHAIRMAN TREASURER

A summary of the designations, relative rights, preferences and limitations applicable to each class of stock and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) of stock that the Corporation is authorized to issue will be furnished without charge to the holder hereof, upon request submitted in writing to the Secretary of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: UTMA CustodianTEN COM – as tenants in common (Cust) (Minor) TEN ENT – as tenants by entireties under Uniform Transfers to Minors JT TEN – as joint tenants with right of survivorship Act and not as tenants in common (State) Additional abbreviations may also be used though not in the above list. For value received hereby sell, assign, and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.